Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Chilwa Minerals Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, represented by American Depositary Shares	(1)	457(o)	5,750,000	$0.00	$5,750,000.00	0.0001381	$794.08
Fees to be Paid	Equity	Representative's Warrants to purchase American Depositary Shares	(2)	457(o)	0	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Ordinary shares underlying the American Depositary Shares issuable upon exercise of Representative's Warrants	(3)	457(o)	359,375	$0.00	$359,375.00	0.0001381	$49.63

Total Offering Amounts:							$6,109,375.00		843.71
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$843.71

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Offering Note(s)

(1)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 10 ordinary shares) have been registered on a separate registration statement on Form F-6 (File No. 333- ).

The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 10 ordinary shares) have been registered on a separate registration statement on Form F-6 (File No. 333- ).

The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

No fee pursuant to Rule 457(g) under the Securities Act.
(3)	In the form of American Depositary Shares (as evidenced by American Depositary Receipts, each representing 10 ordinary shares) have been registered on a separate registration statement on Form F-6 (File No. 333- ).

The maximum aggregate offering price has been estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

The maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per share exercise price equal to 125% of the public offering price per ADS. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities, the proposed maximum aggregate offering price of the Representative’s Warrants is $359,375, which is equal to 125% of $287,500.